Exhibit 16.1

October 18, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Sir or Madam:

We have read the statements of  Dragon Jade International Limited  (the “Company”) pertaining to our firm included under Item 4.01 of Form 6-K dated  October 18, 2012 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the Company contained therein.

Sincerely,

 /s/ Gruber & Company, LLC

Gruber & Company, LLC